Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the financial statements, which is included in STATS ChipPAC Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005.
/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Singapore
August 7, 2006

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